DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
Name of Corporation:	ORAMED PHARMACEUTICALS INC.
President, Agent Name and Street Address: (must be a Nevada address)
The Corporation Trust Company of Nevada
Name

	6100 Neil Road, Suite 500	Reno,	NEVADA	89511
	Street Address	City		Zip Code
	Optional Mailing Address	City	State	Zip Code
Shares:
(number of shares corporation is	Number of Shares		Number of Shares
authorized to issue)	with par value: 200,000,000 Common Par Value: $ 0.001		Without par value:

Names & Addresses, of Board of Directors/Trustees: (Attach additional page if more than two directors/trustees)	1.Nadav Kidron
Name

	2 Elza Street	Jerusalem	Israel	93706
	Street Address	City	State	Zip Code

2.
Name
		Jerusalem	Israel	93706
	Street Address	City	State	Zip Code

3.
Name

Street Address

Purposes: (optional; see instructions) Names, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	The Purpose of this Corporation shall be: Pharmaceutical research and development

Nadav Kidron ☒
Name Signature

	2 Elza Street	Jerusalem	Israel	93706
	Address	City	State	Zip Code
Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.

	/s/ Kathleen C. Gariepy		03/22/06
	Authorized Signature of R.A. or On Behalf of R.A. Company		Date
X

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Forms 78